AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              ENTREPORT CORPORATION

                                BRO MERGER CORP.,

                             BY REFERRAL ONLY, INC.

                                     AND THE

                     SHAREHOLDERS OF BY REFERRAL ONLY, INC.






                                OCTOBER 25, 2000

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1 THE MERGER; CONVERSION OF SHARES.....................................1

   1.1 THE MERGER..............................................................1
   1.2 EFFECTIVE TIME..........................................................1
   1.3 CLOSING.................................................................2
   1.4 CONVERSION OF SHARES....................................................2
   1.5 DEPOSIT; RETAINED CONSIDERATION.........................................2
   1.6 ADJUSTMENT TO MERGER CONSIDERATION......................................3
   1.7 EXCHANGE OF COMPANY COMMON STOCK........................................3
   1.8 CAPITALIZATION CHANGES..................................................4
   1.9 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION..................4
   1.10  BYLAWS OF THE SURVIVING CORPORATION...................................4
   1.11  DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION...................5

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS...5

   2.1 DISCLOSURE SCHEDULE.....................................................5
   2.2 CORPORATE ORGANIZATION, ETC.............................................5
   2.3 CAPITALIZATION..........................................................5
   2.4 AUTHORIZATION, ETC......................................................6
   2.5 NON-CONTRAVENTION.......................................................6
   2.6 CONSENTS AND APPROVALS..................................................7
   2.7 FINANCIAL STATEMENTS....................................................7
   2.8 ABSENCE OF UNDISCLOSED LIABILITIES......................................7
   2.9 ABSENCE OF CERTAIN CHANGES..............................................8
   2.10  ASSETS................................................................8
   2.11  INVENTORIES...........................................................9
   2.12  RECEIVABLES AND PAYABLES..............................................9
   2.13  INTELLECTUAL PROPERTY RIGHTS..........................................9
   2.14  LITIGATION...........................................................10
   2.15  TAX MATTERS..........................................................10
   2.16  INSURANCE............................................................12
   2.17  EMPLOYEE BENEFIT PLANS...............................................13
   2.18  BANK ACCOUNTS; POWERS OF ATTORNEY....................................13
   2.19  CONTRACTS AND COMMITMENTS; NO DEFAULT................................13
   2.20  ORDERS, COMMITMENTS AND RETURNS......................................14
   2.21  LABOR MATTERS........................................................14
   2.22  CUSTOMERS............................................................15
   2.23  COMPLIANCE WITH LAW; PERMITS AND OTHER OPERATING RIGHTS..............15
   2.24  ENVIRONMENTAL MATTERS................................................15
   2.25  BROKERS..............................................................16
   2.26  SECURITIES LAW MATTERS...............................................16
   2.27  ABSENCE OF CERTAIN BUSINESS PRACTICES................................16
   2.28  BOOKS AND RECORDS....................................................17
   2.29  BUSINESS GENERALLY; ACCURACY OF INFORMATION..........................17

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ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE MERGER
          SUBSIDIARY..........................................................17

   3.1 PARENT DISCLOSURE SCHEDULE.............................................17
   3.2 CORPORATE ORGANIZATION, STANDING AND POWER.............................18
   3.3 AUTHORIZATION..........................................................18
   3.4 NON-CONTRAVENTION......................................................18
   3.5 CAPITALIZATION.........................................................18
   3.6 CONSENTS AND APPROVALS.................................................19
   3.7 VALID ISSUANCE.........................................................19
   3.8 NO BROKER OR FINDER....................................................19
   3.9 SEC FILINGS; FINANCIAL STATEMENTS......................................19
   3.10  ABSENCE OF CERTAIN CHANGES...........................................20
   3.11  INTELLECTUAL PROPERTY RIGHTS.........................................20
   3.12  LITIGATION...........................................................20
   3.13  EMPLOYEE BENEFIT PLANS...............................................21
   3.14  CONTRACTS AND COMMITMENTS; NO DEFAULT................................21
   3.15  LABOR MATTERS........................................................21

ARTICLE 4 COVENANTS OF THE PARTIES............................................22

   4.1 CONDUCT OF BUSINESS OF THE COMPANY.....................................22
   4.2 NO COMPANY SOLICITATION OF ALTERNATE TRANSACTION.......................24
   4.3 FULL ACCESS TO PARENT..................................................24
   4.4 FULL ACCESS TO SHAREHOLDERS............................................24
   4.5 CONFIDENTIALITY........................................................25
   4.6 FILINGS; CONSENTS; REMOVAL OF OBJECTIONS...............................25
   4.7 FURTHER ASSURANCES; COOPERATION; NOTIFICATION..........................26
   4.8 SUPPLEMENTS TO DISCLOSURE SCHEDULE.....................................26
   4.9 PUBLIC ANNOUNCEMENTS...................................................27
   4.10  COVENANT NOT TO COMPETE; NON-SOLICITATION............................27
   4.11  TAX MATTERS..........................................................28
   4.12  REGISTRATION RIGHTS..................................................30
   4.13  BOARD SEAT...........................................................31
   4.14  INSOLVENCY; CEASE OF BUSINESS........................................31
   4.15  SATISFACTION OF CONDITIONS PRECEDENT.................................32

ARTICLE 5 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY.......32

   5.1 REPRESENTATIONS AND WARRANTIES TRUE....................................32
   5.2 PERFORMANCE............................................................32
   5.3 REQUIRED APPROVALS AND CONSENTS........................................32
   5.4 AGREEMENTS AND DOCUMENTS...............................................33
   5.5 NO PROCEEDING OR LITIGATION............................................33
   5.6 LEGISLATION............................................................33
   5.7 FINANCING..............................................................33
   5.8 APPROPRIATE DOCUMENTATION..............................................33

ARTICLE 6 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS.......33

   6.1 REPRESENTATIONS AND WARRANTIES TRUE....................................34
   6.2 PERFORMANCE............................................................34
   6.3 REQUIRED APPROVALS AND CONSENTS........................................34
   6.4 AGREEMENTS AND DOCUMENTS...............................................34
   6.5 NO PROCEEDING OR LITIGATION............................................34
   6.6 LEGISLATION............................................................34
   6.7 APPROPRIATE DOCUMENTATION..............................................34

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ARTICLE 7 TERMINATION AND ABANDONMENT.........................................35

   7.1 TERMINATION BY MUTUAL CONSENT..........................................35
   7.2 TERMINATION BY EITHER THE COMPANY OR PARENT............................35
   7.3 TERMINATION BY PARENT..................................................35
   7.4 TERMINATION BY THE COMPANY.............................................35
   7.5 PROCEDURE AND EFFECT OF TERMINATION....................................35

ARTICLE 8 SURVIVAL AND INDEMNIFICATION........................................36

   8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INVESTIGATION...36
   8.2 INDEMNIFICATION BY THE COMPANY AND THE PRINCIPAL SHAREHOLDERS..........36
   8.3 INDEMNIFICATION BY PARENT..............................................37
   8.4 CLAIMS FOR INDEMNIFICATION.............................................37
   8.5 LIMITATIONS ON INDEMNIFICATION.........................................39
   8.6 TAX EFFECT AND INSURANCE...............................................39

ARTICLE 9 MISCELLANEOUS PROVISIONS............................................39

   9.1 EXPENSES...............................................................39
   9.2 AMENDMENT AND MODIFICATION.............................................39
   9.3 WAIVER OF COMPLIANCE; CONSENTS.........................................39
   9.4 NO THIRD PARTY BENEFICIARIES...........................................40
   9.5 NOTICES................................................................40
   9.6 ASSIGNMENT.............................................................40
   9.7 GOVERNING LAW..........................................................40
   9.8 COUNTERPARTS...........................................................41
   9.9 HEADINGS...............................................................41
   9.10  ENTIRE AGREEMENT.....................................................41
   9.11  REMEDIES AND INJUNCTIVE RELIEF.......................................41
   9.12  ARBITRATION..........................................................41
   9.13  DEFINITION OF MATERIAL ADVERSE EFFECT................................42
   9.14  DEFINITION OF KNOWLEDGE..............................................42

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

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT is dated as of October 25, 2000, by and among Entreport Corporation, a Florida corporation ("PARENT"), BRO Merger Corp., a California corporation and wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY"), By Referral Only, Inc., a California corporation (the "COMPANY"), and the shareholders of the Company set forth on the signature page hereto (referred to herein individually as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS"). Messrs. Hunefeld and Stumpf are sometimes referred to herein as the "PRINCIPAL SHAREHOLDERS."

         WHEREAS, the Company is in the business of providing online teleclasses, seminars, coaching and productivity training (the "BUSINESS"); and

         WHEREAS, the Boards of Directors of Parent, Merger Subsidiary, and the Company have approved the merger of the Company with and into Merger Subsidiary (the "MERGER") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "CODE"); and

         WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1
                        THE MERGER; CONVERSION OF SHARES
                        --------------------------------

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), the Company will be merged with and into Merger Subsidiary in accordance with the provisions of the California Corporation Code (the "CALIFORNIA CODE"), whereupon the separate corporate existence of the Company will cease, and Merger Subsidiary will continue as the surviving corporation (the "SURVIVING CORPORATION"). From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of the Company and Merger Subsidiary, all as more fully described in the California Code.

         1.2 EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article 5 and Article 6 has been satisfied or waived, the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of California, the Agreement of Merger in substantially the form attached hereto as Exhibit 1.2 (the "AGREEMENT OF MERGER"), together with the required officers' certificates, in accordance with the applicable provisions of the California Code. The Merger will become effective at the time such filing is made or, if agreed to by Parent and the Company, such later time or date set forth in the Agreement of Merger as filed (the "EFFECTIVE TIME").

         1.3 CLOSING. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article 7 hereof the closing of the Merger (the "CLOSING"), will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which will be no later than the earlier of (i) the fifth day following the closing of the Financing (as defined in Section 5.7) or (ii) January 26, 2001; provided, however, that all of the conditions provided for in Articles 6 and 7 hereof have been satisfied or waived by such date. The Closing will be held at the offices of Oppenheimer Wolff & Donnelly LLP, 500 Newport Center Drive, Suite 700, Newport Beach, California 92660, or such other place as the parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties. Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

         1.4 CONVERSION OF SHARES. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Company or Merger
Subsidiary:

                  (a) Each share of common stock of the Company, par value $.01 per share ("COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive the following consideration (collectively, the "MERGER CONSIDERATION"):

                           (i) cash, in an amount determined by dividing
                  $4,000,000 by the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time (the "CASH CONSIDERATION"); plus

                           (ii) a number of shares of common stock of the
                  Parent, $.001 par value ("PARENT COMMON STOCK"), determined by dividing 2,250,000 Shares by the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time (the "STOCK CONSIDERATION"), subject to adjustment as provided in Section 1.6.

                  (b) Each share of any other class of capital stock of the Company (other than Company Common Stock) will be canceled without payment of any consideration therefor and without any conversion thereof.

                  (c) Each share of common stock of Merger Subsidiary, par value $.01 per share ("MERGER SUBSIDIARY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time will continue to remain outstanding as a share of the common stock of the Surviving Corporation, par value $.01 per share ("SURVIVING CORPORATION COMMON STOCK").

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         1.5 DEPOSIT. Concurrently with the execution of this Agreement, and pursuant to the terms and conditions of an escrow agreement in substantially the form of EXHIBIT 1.5 hereto (the "ESCROW AGREEMENT"), Parent has deposited with Luce, Forward, Hamilton & Scripps LLP, as escrow agent (in such capacity, the "ESCROW AGENT"), cash in the amount of $130,000 and 100,000 shares of Parent Common Stock (the "DEPOSIT") to be held by the Escrow Agent pending the Closing or termination of this Agreement. At the Closing, the Escrow Agent will release the Deposit to the Shareholders and the Deposit will be deemed included as part of the Merger Consideration.

         1.6 RETAINED CONSIDERATION. Notwithstanding the Merger Consideration that would otherwise be payable to the Shareholders upon consummation of the Merger, the Parent will deposit with a third party escrow agent pursuant to an escrow agreement mutually acceptable to the parties, $100,000 of the Cash Consideration and 250,000 of the Shares comprising the Stock Consideration (collectively, the "RETAINED CONSIDERATION") to offset any claims made by the Parent for indemnification pursuant to Article 8 hereof. Parent will offset any such indemnification claims first against the cash portion of the Retained Consideration. The Retained Consideration will remain in the escrow account for a period of 180 days after the Effective Time (the "ESCROW PERIOD"). Any portion of the Retained Consideration that has not been used to offset any such indemnification claims as of the expiration of the Escrow Period will be distributed to the Shareholders in accordance with Section 1.8(b) and the Escrow Agreement. Nothing in this Section 1.5 will in any way limit Parent's rights to indemnification under Article 8 hereof or any other rights of the Parent at law or in equity.

         1.7 ADJUSTMENT TO MERGER CONSIDERATION. If, after the date of this Agreement and prior to the Closing, the Parent sells shares of Parent Common Stock in a single transaction or series of related transactions resulting in aggregate gross proceeds to the Parent of at least $5,000,000 for a purchase price per Share of less than $3.00, then the total number of Shares comprising the Stock Consideration will be the number obtained by multiplying $6,750,000 by the quotient obtained by dividing (A) the number of shares of Parent Common Stock outstanding immediately after such sale by (B) the sum of (i) the result obtained by multiplying the number of shares of Parent Common Stock outstanding immediately prior to such sale by $3.00, and (ii) the consideration received by the Parent upon such sale.

         1.8 EXCHANGE OF COMPANY COMMON STOCK.

                  (a) At the Closing, the Company will arrange for each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("COMPANY CERTIFICATES") to deliver to the Parent such holder's Company Certificates, together with appropriate stock powers signed by such holders, in exchange for the amount of Cash Consideration (other than the portion attributable to the Retained Consideration) and Stock Consideration into which such shares have been converted as provided in
         Section 1.4(a) and the Company Certificate(s) so surrendered will be canceled.

                  (b) After the expiration of the Escrow Period, each holder of record of Company Certificates surrendered pursuant to Section 1.6(a) will receive, without further action by such holder, in addition to the Merger Consideration received pursuant to Section 1.6(a), the proportion of the Retained Consideration to which they otherwise would have been entitled pursuant to Section 1.6(a), less any portion used to offset any indemnification claims of the Parent.

                  (c) The Cash Consideration paid plus all shares of Parent Common Stock issued upon the surrender for exchange of Company Common Stock in accordance with the terms hereof (including any cash paid for fractional shares pursuant to Section 1.8(e) hereof) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                  (d) As of the Effective Time, the holders of Company Certificates representing shares of Company Common Stock will cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to the California Code. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate will, after the Effective Time, represent for all purposes only the right to receive the amount of cash and the number of whole shares of Parent Common Stock into which the shares of Company Common Stock have been converted pursuant to the Merger as provided in Section 1.4(a) hereof and the right to receive the cash value of any fraction of a share of Parent Common Stock as provided in Section 1.8(e) hereof.

                  (e) No fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates, no dividend or other distribution of Parent will relate to any fractional share, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, will be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to Parent. If a fractional share results from such aggregation, then (in lieu of such fractional share) Parent will pay to each holder of shares of Company Common Stock who otherwise would be entitled to receive such fractional share of Parent Common Stock an amount of cash (without interest) equal to the value of such fraction of a share based on the value per share of $4.00.

         1.9 CAPITALIZATION CHANGES. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock are changed into a different number of shares or a different class by reason of any reclassification, stock-split, combination, exchange of shares, stock dividend or similar change in the capitalization of Parent, all per-share price amounts and calculations set forth in this Agreement will be appropriately adjusted.

         1.10 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law; provided, however, that upon the Effective Time, Article 1 of the Articles of Incorporation of the Surviving Corporation will be amended to read in its entirety as follows: "The name of the corporation will be By Referral Only, Inc."

         1.11 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.12 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Merger Subsidiary immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------
                              AND THE SHAREHOLDERS
                              --------------------

         The Company and the Shareholders, jointly and severally, hereby represent and warrant to Parent as follows; provided, that unless otherwise provided or qualified herein, each Shareholder is making representations and warranties as to the personal facts and circumstances of that Shareholder and as to the Company without qualification, but only making representations and warranties regarding the personal facts and circumstances of any other Shareholder as to the representing Shareholder's actual knowledge regarding the other Shareholder:

         2.1 DISCLOSURE SCHEDULE. The disclosure schedule attached hereto as
Exhibit 2.1 (the "DISCLOSURE SCHEDULE") is divided into sections that correspond to the sections of this Article 2. The Disclosure Schedule comprises a list of exceptions to the truth and accuracy of, and disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 2. Nothing in the Disclosure Schedule will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity and, unless the exception is incorporated in a written document identified by way of the exception, describes the relevant facts in reasonable detail.

         2.2 CORPORATE ORGANIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California with the requisite corporate power and corporate authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect (as defined below) on the Company taken as a whole. The Disclosure Schedule contains a list of all jurisdictions in which the Company is qualified or licensed to do business and includes complete and correct copies of the Company's articles of incorporation and bylaws. The Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

         2.3 CAPITALIZATION. The authorized capital stock of the Company is set forth in the Disclosure Schedule. The number of shares of the capital stock of the Company outstanding, as of the date of this Agreement and as set forth in the Disclosure Schedule, represent all of the issued and outstanding capital stock of the Company. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. The

Shareholders represent and warrant that the shares of Company Common Stock listed on the Disclosure Schedule as being owned by the Shareholders are owned beneficially and of record by the Shareholders free and clear of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever ("ENCUMBRANCES"), and, except as set forth on the Disclosure Schedule, there are no agreements relating to any of the Shareholders' ownership of such shares. There are no shares of capital stock or other equity securities of the Company outstanding or any securities convertible into or exchangeable for such shares, securities or rights. Other than as set forth on the Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company or the Shareholders are a party, or by which any of them are bound, with respect to the issuance, sale, delivery or transfer of the capital stock of the Company, including any right of conversion or exchange under any security or other instrument. The Company has no subsidiaries.

         2.4 AUTHORIZATION, ETC. The Company has all requisite corporate power and corporate authority to enter into, execute, deliver, and perform its obligations under this Agreement. Each Shareholder is a natural person with the legal capacity to enter into this Agreement and to carry out the transactions contemplated hereby, including, without limitation, the legal capacity to execute, deliver and perform the agreements or contracts, if any, required to be executed and delivered by the Shareholders hereunder. This Agreement has been duly and validly executed and delivered by the Company and the Shareholders and is the valid and binding legal obligation of the Company and the Shareholders enforceable against the Company and the Shareholders in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

         2.5 NON-CONTRAVENTION. Except as set forth in the Disclosure Schedule, neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

                  (a) violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of the Company;

                  (b) be in conflict with, or constitute a default (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company or any Shareholder is a party or by which the Company or any Shareholder or any of the Company's or any Shareholder's properties or assets is or may be bound;

                  (c) result in the creation or imposition of any Encumbrances upon any property or assets of the Company or any Shareholder under any debt, obligation, contract, agreement or commitment to which the Company or any Shareholder is a party or by which the Company or any Shareholder or any of the Company's or any Shareholder's assets or properties are bound; or

                  (d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a "LAW" and collectively as "LAWS") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an "AUTHORITY" and collectively as "AUTHORITIES").

         2.6 CONSENTS AND APPROVALS. Except as set forth in the Disclosure Schedule, with respect to the Company and the Shareholders, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with ("CONSENT") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or the Shareholders or the consummation by the Company or the Shareholders of the transactions contemplated herein.

         2.7 FINANCIAL STATEMENTS. The Disclosure Schedule contains a copy of the unaudited balance sheet of the Company as of December 31, 1999, together with a copy of the unaudited balance sheet of the Company as of September 30, 2000 (the "MOST RECENT BALANCE SHEET") and an unaudited statement of income for the Company for the twelve-month period ended December 31, 1999, together with an unaudited statement of income for the nine months ended September 30, 2000 (the "MOST RECENT INCOME STATEMENT") and the Company's unaudited balance sheets as of December 31, 1998 and December 31, 1997 and unaudited statements of income for the fiscal years then ended (collectively, the "FINANCIAL STATEMENTS"). Except as disclosed therein or in the Disclosure Schedule: (i) the Most Recent Balance Sheet and Most Recent Income Statement are in accordance with the books and records of the Company and have been prepared in conformity with GAAP (except as stated therein or in the notes thereto); and (ii) the aforesaid Financial Statements are true, complete and accurate in all material respects and fairly present the financial position of the Company as of the respective dates thereof, and the income or loss for the periods then ended. Except for the Financial Statements relating to the fiscal year ended December 31, 1997, to the knowledge of the Company and the Shareholders, the Financial Statements and related books and records are auditable in accordance with United States generally accepted auditing standards.

         2.8 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "LIABILITY" and collectively as "LIABILITIES"), other than: (a) Liabilities that are fully reflected or reserved for in the Most Recent Balance Sheet; (b) Liabilities that are set forth on the Disclosure Schedule; (c) Liabilities incurred by the Company in the ordinary course of business after the date of the Most Recent Balance Sheet and in an amount not to exceed $10,000 individually or $50,000 in the aggregate (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law) unless such amounts are disclosed on the Disclosure Schedule; or (d) Liabilities for express executory obligations to be performed after the Closing under the contracts described in Section 2.19 of the Disclosure Schedule (other than any express executory obligations that might arise due to any default or other failure of performance by the Company or the Shareholders prior to the Closing Date).

         2.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Disclosure Schedule, since the date of the Most Recent Balance Sheet, the Company has owned and operated its assets, properties and Business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

                  (a) the Company has not experienced any change that has had a Material Adverse Effect on the Company or experienced any event or failed to take any action that reasonably could be expected to result in a Material Adverse Effect on the Company;

                  (b) the Company has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on the Company; and

                  (c) no event has taken place which if consummated following the date hereof would constitute a violation of Section 4.1 hereof.

         2.10 ASSETS. Except as set forth in the Disclosure Schedule, the Company has good and marketable title to all of its assets and properties, whether or not reflected in the Most Recent Balance Sheet or acquired after the date thereof (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), that relate to or are necessary for the Company to conduct the Business and operations as currently conducted, including, without limitation, all (i) of the Company's training course software and content and all intellectual property rights related to such software and content, (ii) furniture, fixtures, equipment and other personal property, and (iii) books, records, brochures, pamphlets and other marketing materials (collectively, the "ASSETS"), free and clear of any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record) (a "LIEN"), other than (i) liens securing specific Liabilities shown on the Most Recent Balance Sheet with respect to which no breach, violation or default exists; (ii) mechanics', carriers', workers' or other like liens arising in the ordinary course of business; (iii) minor imperfections of title that do not individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of the Company as currently conducted; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings ("PERMITTED LIENS"). The Company has full right and power to, and at the Closing will, deliver to Parent good and marketable title to all of the Assets, free and clear of any Lien, other than Permitted Liens. Except as set forth in the Disclosure Schedule, the equipment, vehicles and other personal property used by the Company (whether or not reflected on the Most Recent Balance Sheet or acquired after the date thereof) are in good operating condition and repair (except for ordinary wear) and fit for the intended purposes thereof, and no material maintenance, replacement or repair has been deferred or neglected.

         2.11 INVENTORIES. Except as set forth in the Disclosure Schedule, the inventories of the Company, whether reflected in the Most Recent Balance Sheet or otherwise, (a) consist of a quality and quantity useable in the ordinary course of business, and the present quantities of all inventory are reasonable in the present circumstances of the Business as currently conducted or as proposed to be conducted and (b) are transferable to Parent.

         2.12 RECEIVABLES AND PAYABLES.

                  (a) Except as set forth on the Disclosure Schedule:

                           (i) The Company has good right, title and interest in
                  and to all its respective receivables reflected in the Most Recent Balance Sheet and those acquired and generated since the date of the Most Recent Balance Sheet (except for those paid since the date of the Most Recent Balance Sheet);

                           (ii) None of such receivables is subject to any Lien
                  other than a Permitted Lien;

                           (iii) All of the receivables owing to the Company
                  constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known claims, refusals to pay or other rights of set-off against any thereof;

                           (iv) No account or note debtor is delinquent in
                  payment by more than sixty (60) days beyond the due date;

                           (v) The aging schedule of receivable accounts of the
                  Company previously furnished to Parent is complete and accurate;

                           (vi) The reserve established by the Company on the
                  Most Recent Balance Sheet is adequate to cover any doubtful accounts; and

                           (vii) There is no reason why any receivable will not
                  be collected in accordance with its terms.

                  (b) Except as set forth on the Disclosure Schedule, all payables by the Company arose in bona fide transactions in the ordinary course of business and no such payable is delinquent by more than sixty
         (60) days beyond the due date in its payment.

         2.13 INTELLECTUAL PROPERTY RIGHTS. The Company owns or has the unrestricted right to use, and the Disclosure Schedule contains a detailed listing of, all patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, tradenames, service marks, service mark applications, copyrights, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, trade dress, software and formulae (collectively, "INTELLECTUAL PROPERTY RIGHTS") used in, or necessary for, the operation of the Business as currently conducted. Except as set forth on the Disclosure Schedule, the use of all Intellectual Property Rights necessary or required for the conduct of the Business as presently conducted does not infringe or violate the Intellectual Property Rights of any person or entity. Except as described on the Disclosure
Schedule: (a) the Company does not own or use any Intellectual Property Rights pursuant to any written license agreement; (b) the Company has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights; and (c) the Company owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights, free and clear of all Liens and Encumbrances. All license agreements relating to Intellectual Property Rights are enforceable in accordance with their respective terms and the Company is not in default under any of such licenses nor does any circumstance exist which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim of non-performance, on the part of the Company or, to the knowledge of the Company, any other party thereto.

         2.14 LITIGATION. Except as set forth in the Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order (collectively, "LEGAL PROCEEDING") pending, noticed, scheduled, or, to the knowledge of the Company and Shareholders, threatened or contemplated by or against or involving the Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

         2.15 TAX MATTERS. For purposes of this Agreement, the term "TAXES" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real or personal property, windfall profits, customs, duties or other taxes, fees, assessments, charges or levies of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "TAX" means any one of the foregoing Taxes. In addition, the term "TAX RETURNS" means all returns, declarations, reports, statements and other documents required to be filed with any Authority in respect of Taxes, and the term "TAX RETURN" means any one of the foregoing Tax Returns. Except as set forth in the Disclosure Schedule, the Company and the Shareholders hereby represent and warrant the following with respect to the Company:

                  (a) FILING OF TAX RETURNS. There have been properly completed and duly filed on a timely basis and in correct form all Tax Returns required to be filed on or prior to the date hereof by the Company or the Shareholders with respect to Taxes arising from the Company's operations. As of the time of filing, the foregoing Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon. To the knowledge of the Company and the Shareholders, there is no material omission, deficiency, error, misstatement or misrepresentation, whether innocent, intentional or fraudulent, in any Tax Return filed by the Company for any period. Any Tax Returns filed after the date hereof, but on or before the Closing Date, will conform with the provisions of this subsection 2.15(a).

                  (b) PAYMENT OF TAXES. With respect to all amounts in respect of Taxes imposed upon the Company or the Shareholders with respect to Taxes arising from the Company's operations, or for which the Company or the Shareholders are or could be liable, whether to taxing authorities (as, for example, under Law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable Tax Laws and agreements have been or will be complied with in all material respects, and all such amounts of Taxes required to be paid by the Company or the Shareholders (whether or not shown on any Tax Return) to taxing authorities or others on or before the date hereof have been duly paid or will be paid on or before the Closing Date or adequate provision has been made therefor in the Most Recent Balance Sheet at Closing; the reserves for all such Taxes reflected in the Most Recent Balance Sheet at Closing are, or will be, adequate to offset any Taxes payable by the Company in any post-Closing Date period for any pre-Closing Date Taxes, including without limitation an appropriate accrual for all AD VALOREM Taxes including real and personal property Taxes for assessment periods that include the Closing Date.

                  (c) AUDITS AND EXTENSIONS. Neither the federal Tax Returns of the Company nor any state or local Tax Returns of the Company have been, to the Company's knowledge, examined by the Internal Revenue Service or any similar state or local authority and there are no pending examinations currently being made by any authority nor has there been any written or oral notification to the Company or Shareholder of any intention to make an examination of any Taxes by any Authority. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return for any period.

                  (d) INDEPENDENT CONTRACTORS AND EMPLOYEES. For purposes of computing Taxes and the filing of Tax Returns, the Company has not failed to treat as "employees" any individual providing services to the Company, as the case may be, who would be classified as an "employee" under the applicable rules or regulations of any authority with respect to such classification.

                  (e) WITHHOLDING. The Company has complied in all material respects with all applicable laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental entity all amounts required to be so withheld and paid over under all applicable laws.

                  (f) TAX LIENS. Except as set forth in the Disclosure Schedule, there are no liens for Taxes upon any assets of the Company, except liens for Taxes not yet due.

                  (g) ADDITIONAL TAXES. The Company and the Shareholders do not expect the assessment of any additional Taxes of the Company and are not aware of any unresolved questions, claims or disputes concerning the liability of the Company for Taxes that would exceed the estimated reserves established on its books and records. The Company is not a party to any Tax allocation or sharing agreement.

                  (h) EXTENSIONS. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (i) SECTION 481 ADJUSTMENTS. The Company is not required to include in income any adjustment under Section 481 (a) of the Code by reason of a voluntary change in accounting method initiated by the Company and the Company has no knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

                  (j) DISCLOSURE OF TAX POSITIONS. All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Tax Returns filed on or before the Closing Date, will be reported in such a manner or adequately disclosed) on the Tax Returns required in accordance with Sections 6661 (b)(2)(B) and 6662(d)(2)(B) of the Code.

                  (k) COLLAPSIBLE CORPORATION ELECTIONS. The Company has not made an election under Section 341(f) of the Code for any taxable years not yet closed for statute of limitation purposes.

                  (l) SECTION 1374. The Company has never been liable for any Tax under Section 1374 of the Code (relating to "built-in gains"), has not acquired the assets of a C-corporation in a carryover basis transaction and the Shareholders are not aware of any facts that may result in the Company being liable in the future for any Tax under
         Section 1374 of the Code.

                  (m) SECTION 280G. The Company has not made any payments that would be nondeductible under Section 280G of the Code, or does the Company have any liability for any related excise tax imposed by Code
         Section 4999.

                  (n) ACCRUAL BASIS. The Company is an accrual basis taxpayer and it has recognized revenue, on or prior to the Closing Date, with respect to all accounts receivable set forth in its balance sheet on the day prior to the Closing Date.

         2.16 INSURANCE. The Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, auto, liability, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by the Company, specifying the insurer, the policy number, the term of coverage, a description of any retroactive premium adjustments or other loss-sharing arrangements and, in the ease of any "claims made" coverage, the same information as to predecessor policies for the past five years. With respect to each such insurance policy: (a) to the knowledge of the Company and the Shareholders, the policy is legal, valid, binding, enforceable, and in full force and effect; (b) neither the Company, nor to the knowledge of the Company and the Shareholders, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and, to the knowledge of the Company and the Shareholders, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (c) no party to the policy has repudiated any provision thereof. The Disclosure Schedule also describes any self-insurance arrangements affecting the Company.

         2.17 EMPLOYEE BENEFIT PLANS. There are no facts or circumstances which could, directly or indirectly, subject Parent or any of its affiliates to any Liability of any nature with respect to any employee pension, welfare, incentive, perquisite, paid time off, severance or other employee benefit plan, policy, practice or agreement sponsored, maintained or contributed to by the Company or any affiliate of the Company, whether or not administered by the Company (collectively, "BENEFIT PLANS"), to which the Company or any affiliate of the Company is a party or with respect to which the Company or any affiliate of the Company could have any Liability. The Disclosure Schedule contains a list of all Benefit Plans. Such Benefit Plans were established and have been executed, managed and administered without exception in accordance with all applicable requirements of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and of all other applicable Laws.

         2.18 BANK ACCOUNTS; POWERS OF ATTORNEY. The Disclosure Schedule sets forth: (a) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company maintains accounts, deposits, safe deposit boxes of any nature, and the account numbers and names of all persons authorized to draw thereon or make withdrawals therefrom; (b) the terms and conditions thereof and any limitations or restrictions as to use, withdrawal or otherwise; and (c) the names of all persons or entities holding general or special powers of attorney from the Company and a summary of the terms thereof.

         2.19 CONTRACTS AND COMMITMENTS; NO DEFAULT.

                  (a) Except as set forth in the Disclosure Schedule, neither the Company nor the Shareholders is a party to, nor are any of the Assets bound by, any written or oral:

                           (i) employment, non-competition, consulting or
                  severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay or retirement plan or agreement;

                           (ii) indenture, mortgage, note, installment
                  obligation, agreement or other instrument relating to the borrowing of money by the Company;

                           (iii) contract, agreement, lease (real or personal
                  property) or arrangement that (A) is not terminable on less than 30 days' notice without penalty, (B) is not over one year in length of obligation of the Company, or (C) involves an obligation of more than $25,000 over its term;

                           (iv) contract, agreement, commitment or license
                  relating to Intellectual Property Rights or contract, agreement or commitment of any other type, whether or not fully performed, not otherwise disclosed pursuant to this
                  Section 2.19;

                           (v) obligation or requirement to provide funds to or
                  make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

                           (vi) outstanding sales or purchase contracts,
                  commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses, or bound by any outstanding contracts, bids, sales or service proposals quoting prices that are not reasonably expected to result in a normal profit; or

                           (vii) contract, commitment, agreement or arrangement
                  with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) under
                  Section 280G of the Code.

                  (b) True and complete copies (or summaries, in the case of oral items) of all agreements disclosed pursuant to this Section 2.19 (the "COMPANY CONTRACTS") have been provided to Parent for review. Except as set forth in the Disclosure Schedule, all of the Company Contracts items are valid and enforceable by and against the Company in accordance with their terms, and are in full force and effect. Except as otherwise specified in the Disclosure Schedule, none of the Company Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. The Company is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Company Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and to the knowledge of the Company and the Shareholders no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and to the knowledge of the Company and the Shareholders no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

         2.20 ORDERS, COMMITMENTS AND RETURNS. All accepted and unfulfilled orders for the sale of the Company's services were made in bona fide transactions in the ordinary course of business. There are no claims against the Company or the Shareholders for any unsatisfactory services or otherwise.

         2.21 LABOR MATTERS. Except as set forth in the Disclosure Schedule: (a) the Company is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (b) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor have occurred or have been threatened; (c) no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company; (d) the Company has not experienced any significant labor difficulty; (e) the Company is not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Benefit Plans; (f) upon termination of the employment of any person, neither the Company nor Parent will, by reason of anything done prior to or as of the Closing Date, be liable to any of such persons for so-called "severance pay" or any other payments; and
(g) within the twelve-month period prior to the date hereof there has not been any expression of intention to the Company by any officer or key employee of any such entity to terminate such employment.

         2.22 CUSTOMERS. Except as set forth in the Disclosure Schedule, there has not been in the twelve-month period prior to the date hereof any dispute with any customer or user of the Company's products or services that could reasonably be anticipated to have a Material Adverse Effect, nor any set of circumstances that is reasonably anticipated to have a Material Adverse Effect, on any relationship between the Company and any such customer or user of the Company's products or services. All of the Company's relationships with its customers are good, and the Company is not aware of any circumstances that could materially adversely affect the ability of any customer of the Company to continue doing business with Parent in the manner in which such business has been conducted in the past. The Company is not aware of any facts or circumstances that would cause the Company to believe that any customer intends to terminate its relationship with the Company as a result of the transactions contemplated by this Agreement.

         2.23 COMPLIANCE WITH LAW; PERMITS AND OTHER OPERATING RIGHTS. Except as set forth in the Disclosure Schedule, and without limiting the scope of any other representations or warranties contained in this Agreement, but without intending to duplicate the scope of such other representations and warranties, the Assets, properties, Business and operations of the Company are and have been in compliance in all material respects with all Laws applicable to the Company's assets, properties, Business and operations taken as a whole. Except as set forth in the Disclosure Schedule, the Company does not require the Consent of any Authority to permit it to operate in the manner in which its business is presently being operated. To the knowledge of the Company and the Shareholders, the Company possesses all permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent the Company from being able to continue to use such permits and operating rights. Except as set forth in the Disclosure Schedule, the Company is not restricted by agreement from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any person or entity. Neither the Company nor the Shareholders has received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgement, award, injunction or decree of any Authority.

         2.24 ENVIRONMENTAL MATTERS. Except as set forth in the Disclosure Schedule, the operation of the Business does not involve the handling, manufacture, treatment, storage, use, generation, emission, release, discharge, refining, dumping or disposal of any pollutant, contaminant, or toxic or hazardous substance, material or waste (a "Hazardous Substance") (whether legal or illegal, accidental or intentional, direct or indirect). To the knowledge of the Company and the Shareholders, there are no facts or circumstances that could, directly or indirectly, subject the Company, or any of its affiliates or successors to any Liability of any nature whatsoever arising out of or related to any pollution or threat to human health or the environment or violation of any environmental or occupational safety or health law that is related in any way to the operation of the Business by the Company or any affiliate or any previous owner's or operator's management, use, control, ownership, or operation of the Assets, any property, or the Business or any affiliate, including without limitation any on-site or off-site activities involving any Hazardous Substance, and that occurred, existed, arose out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the date hereof.

         2.25 BROKERS. Neither the Company, the Shareholders nor any of the Company's directors, officers or employees has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Company for any such fee or commission to be claimed by any person or entity.

         2.26 SECURITIES LAW MATTERS. The Shareholders represent to Parent that they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of accepting Parent Common Stock. The Shareholders further agree with and represent and warrant to Parent that: (a) they are acquiring Parent Common Stock hereby for their own account and not on behalf of any other person or person(s); (b) they are acquiring Parent Common Stock for investment purposes; (c) Parent Common Stock may not be sold, transferred, assigned or otherwise disposed of except pursuant to an effective registration statement or upon receipt of an opinion of counsel reasonably satisfactory to Parent that the transfer is exempt from registration under applicable state and federal securities laws; and (d) they have been informed that Parent Common Stock certificates will bear the following or substantially similar legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

         2.27 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company, the Shareholders nor any director, officer, employee or agent of the Company, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) that: (a) would subject the Company, the Shareholders or Parent to any damage or penalty in any civil, criminal or governmental litigation proceeding; (b) if not given in the past, would have had a Material Adverse Effect on the assets, Business or operations of the Company as reflected in the financial statements described in Section 2.7; or (c) if not continued in the future, would have a Material Adverse Effect on the Company's assets, Business, operations or prospects or that might subject the Company, the Shareholders or Parent to suit or penalty in any private or governmental litigation or proceeding.

         2.28 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of the Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Company. At the Closing, all of those books and records will be in the possession of the Company.

         2.29 BUSINESS GENERALLY; ACCURACY OF INFORMATION. Except as set forth in the Disclosure Schedule, there has been no event, transaction or information that has come to the attention of the Company or the Shareholders that, as it relates directly to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. No representation or warranty made by the Company or the Shareholders in this Agreement, the Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Parent at the Closing by or on behalf of the Company or the Shareholders in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein. To the knowledge of the Company and the Shareholders, there is no material fact as of the date hereof that has not been disclosed in writing to Parent related to the Company, its operations, properties, financial condition or prospects, taken as a whole, that has a Material Adverse Effect or, to the knowledge of the Company or the Shareholders, in the future may have a Material Adverse Effect on the Company. The representations and warranties contained in this Article 2 or elsewhere in this Agreement or any document delivered pursuant hereto will not be affected or deemed waived by reason of the fact that Parent or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE PARENT
                  --------------------------------------------
                            AND THE MERGER SUBSIDIARY
                            -------------------------

         Parent and the Merger Subsidiary represent and warrant to the Shareholders as follows:

         3.1 PARENT DISCLOSURE SCHEDULE. The disclosure schedule of the Parent attached hereto as EXHIBIT 3.1 (the "PARENT DISCLOSURE SCHEDULE") is divided into sections that correspond to the sections of this Article 3. The Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 3.

         3.2 CORPORATE ORGANIZATION, STANDING AND POWER. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Subsidiary has all corporate power and corporate authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Subsidiary.

         3.3 AUTHORIZATION. Each of Parent and Merger Subsidiary has all the requisite corporate power and corporate authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of Parent and the Merger Subsidiary, and Parent as the sole shareholder of the Merger Subsidiary have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and no action of the shareholders of Parent is required. This Agreement is the valid and binding legal obligation of Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors' rights generally.

         3.4 NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (a) violate any provision of the articles of incorporation or bylaws of Parent or Merger Subsidiary; or (b) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions and charges which would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (A) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any of their respective properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents will have been obtained at or prior to the Closing) or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, adverse claim or charge of any kind, upon any property or assets of Parent or Merger Subsidiary under any debt, obligation, contract, agreement or commitment to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any of their respective assets or properties is or may be bound; or (C) violate any Law of any Authority.

         3.5 CAPITALIZATION. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, of which there are 11,681,213 shares of Parent Common Stock issued and outstanding as of the date of this Agreement. The authorized capital stock of Merger Subsidiary consists of 1,000 shares of Merger Subsidiary Common Stock, all of which are issued and outstanding and owned by Parent. All issued and outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and non-assessable and are without, and were not issued in violation of, preemptive rights. There are 1,621,000 shares of Parent Common Stock underlying common stock options and purchase warrents, including options granted to employees, a detailed description of which has been provided to the Company. Other than the options and warrants described above, there are no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which Parent is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of Parent Common Stock, including any right of conversion or exchange under any security or any instrument.

         3.6 CONSENTS AND APPROVALS. No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Parent or Merger Subsidiary of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Parent.

         3.7 VALID ISSUANCE. The Parent Common Stock to be used in connection with the Merger is duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable.

         3.8 NO BROKER OR FINDER. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         3.9 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1999 (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the "PARENT SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act; and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
         (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and
         (iii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

         3.10 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Parent SEC Documents, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

                  (a) the Parent has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Parent;

                  (b) the Parent has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on the Parent.

         3.11 INTELLECTUAL PROPERTY RIGHTS. Except as disclosed in the Parent SEC Documents or in the Parent Disclosure Schedule, the Parent owns or has the unrestricted right to use all Intellectual Property Rights used in, or necessary for, the operation of its business as currently conducted or proposed to be conducted. Except as disclosed in the Parent SEC Documents or in the Parent Disclosure Schedule, the use of all Intellectual Property Rights necessary or required for the conduct of the business of the Parent as presently conducted and as proposed to be conducted does not infringe or violate the Intellectual Property Rights of any person or entity. Except as disclosed in the Parent SEC Documents or in the Parent Disclosure Schedule: (a) the Parent does not own or use any Intellectual Property Rights pursuant to any written license agreement;
(b) the Parent has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights; and (c) the Parent owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights, free and clear of all Liens and Encumbrances. All license agreements relating to Intellectual Property Rights are valid and effective and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis of a claim on non-performance) on the part of the Parent or, to the knowledge of the Parent, any other party thereto.

         3.12 LITIGATION. Except as disclosed in the Parent SEC Documents, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of the Parent or the Merger Subsidiary, threatened or contemplated by or against or involving the Parent, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

         3.13 EMPLOYEE BENEFIT PLANS. There are no facts or circumstances which could, directly or indirectly, subject the Parent or any of its affiliates to any Liability of any nature with respect to any Benefit Plans to which the Parent or any affiliate is a party or with respect to which the Parent or any affiliate could have any Liability. The Parent's Benefit Plans were established and have been executed, managed and administered without exception in accordance with all applicable requirements of the Code, ERISA and of all other applicable Laws.

         3.14 CONTRACTS AND COMMITMENTS; NO DEFAULT. Except as set forth on the Parent Disclosure Schedule, the Parent is not a party to, nor are any of its Assets bound by, any material contract that is not disclosed in the Parent SEC Documents and that is or will be required to be disclosed in the Parent SEC Documents pursuant to Item 601(b)(10) of Regulation S-K. Except as disclosed in the Parent SEC Documents, none of the Parent Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. The Parent is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Parent Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of the Parent, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof. None of the Parent Contracts is subject to renegotiation with any Authority.

         3.15 LABOR MATTERS. Except as disclosed in the Parent SEC Documents:
(a) the Parent is and has been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (b) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or have been threatened; (c) no collective bargaining agreement is binding and in force against the Parent or currently being negotiated by the Parent; (d) the Parent has not experienced any significant labor difficulty; (e) the Parent is not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Benefit Plans; (f') upon termination of the employment of any person, the Parent will not, by reason of anything done prior to or as of the Closing Date, be liable to any of such persons for so-called "severance pay" or any other payments; and (g) within the twelve-month period prior to the date hereof there has not been any expression of intention to the Parent by any officer or key employee of the Parent to terminate employment.

                                   ARTICLE 4
                            COVENANTS OF THE PARTIES
                            ------------------------

         4.1 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Shareholders will cause the Company to conduct its business and operations according to its ordinary and usual course of business consistent with past practices, to preserve substantially intact its business organizations and to preserve substantially intact its current relationships with customers, employees, suppliers and other persons with which it has significant business relations. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or as otherwise disclosed on the Disclosure Schedule, prior to the Closing Date, without the prior written consent of Parent, the Shareholders agree that the Company will not:

                  (a) amend its articles of incorporation or bylaws;

                  (b) issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

                  (c) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                  (d) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, alter any term of any of its outstanding securities;

                  (e) (i) except as required under any employment agreement, increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; (iii) except in connection with any written arrangement approved by Parent, commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement; or (iv) pay Joseph Stumpf and Terry Hunefeld any amounts exceeding an $100,000 and $40,000, respectively (for an aggregate of $140,000), during any thirty-day period after the date hereof, including without limitation any salary, bonuses, dividends, distributions, advances or other forms of consideration;

                  (f) hire any additional personnel, except in the ordinary course of business;

                  (g) incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, except in the ordinary course of business, any Liabilities which, individually or in the aggregate, would have a Material Adverse Effect on the Company;

                  (h) pay, discharge or satisfy any Liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

                  (i) sell, transfer, or otherwise dispose of any of its Assets or license to others the use of any of its technology, other than in the ordinary course of business and consistent with past practice;

                  (j) permit or allow any of its Assets to be subjected to any Encumbrance, except for Permitted Liens;

                  (k) write down the value of any inventory or write off, as uncollectible, any receivables, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

                  (l) cancel any debts or waive any claims or rights, in each case, of substantial value;

                  (m) dispose of or permit to lapse any Intellectual Property Rights, or dispose of or disclose (except as necessary in the conduct of its business) to any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity ("PERSON") other than representatives of Parent, any Intellectual Property Rights not theretofore a matter of public knowledge;

                  (n) make or enter into any commitment for capital expenditures in excess of $25,000 in any one case;

                  (o) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

                  (p) terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment identified in Section
         2.19 of the Disclosure Schedule, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any such items, except in the ordinary course of business and consistent with past practice;

                  (q) acquire any of the business or assets of any other person or entity;

                  (r) permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

                  (s) suffer any adverse change in its relationship with a material customer, including the loss of any such customer or a contract with such customer;

                  (t) enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

                  (u) settle or compromise any suit, claim or dispute or threatened suit, claim or dispute;

                  (v) make any change in its accounting methods, principles or practices except as required by GAAP; or

                  (w) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

         4.2 NO COMPANY SOLICITATION OF ALTERNATE TRANSACTION. The Shareholders will not, and will ensure that, the Company, the Company's directors, officers and employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents will not, directly or indirectly, solicit, initiate or entertain offers from, or participate in any way in negotiations with, provide any nonpublic information to, enter into any agreement with, or in any manner encourage, discuss, accept or consider any proposal of, any third party relating to the acquisition of the Company, its assets or business, in whole or in part, whether through a tender offer (including a self tender offer), exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, acquisition of the Company's securities, liquidation, dissolution or similar transactions involving the Company or any division of the Company (such proposals, announcements or transactions being called herein "ACQUISITION PROPOSALS"). The Company will promptly inform Parent of any inquiry (including the terms thereof and the identity of the third party making such inquiry) that it may receive in respect of an Acquisition Proposal and furnish to Parent a copy of any such written inquiry.

         4.3 FULL ACCESS TO PARENT. Throughout the period prior to Closing, the Shareholders will cause the Company to afford to Parent and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the Company in order that Parent may have full opportunity to make such investigations as it will desire to make of the affairs of the Company. The Company will furnish such additional financial and operating data and other information as Parent will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; PROVIDED, HOWEVER, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Shareholders herein.

         4.4 FULL ACCESS TO SHAREHOLDERS. Throughout the period prior to Closing, Parent will afford to Shareholders and their counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of Parent in order that the Shareholders may have full opportunity to make such investigations as they may desire to make of the affairs of Parent. Parent will furnish such additional financial and operating data and other information as the Shareholders will, from time to time, reasonably request, including without limitation access to the working papers of Parent's independent certified public accountants; PROVIDED, HOWEVER, that any such investigation will not affect or otherwise diminish or obligate in any respect any of Parent's representations and warranties herein. The access described herein will include access to all information Parent possesses with respect to University.com, subject to the approval of University.com and the execution by the Shareholders of a confidentiality agreement with University.com, and except as may be limited by any contractual obligations of confidentiality on the part of the Parent.

         4.5 CONFIDENTIALITY. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("INFORMATION") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "DISCLOSE"), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of Law; PROVIDED, HOWEVER, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients' undertaking to comply with the provisions of this Section with respect to such information. The term "INFORMATION" as used herein will not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party;
(iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

         4.6 FILINGS; CONSENTS; REMOVAL OF OBJECTIONS. Subject to the terms and conditions herein provided, the parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things reasonably necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

         4.7 FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

                  (a) Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Parent and without further consideration, the Company and the Shareholders will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Parent may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

                  (b) The Shareholders will cause the Company to cooperate with Parent to promptly develop plans for the management of the business after the Closing, including without limitation plans relating to productivity, marketing, operations and improvements, and the Company will further cooperate with Parent to provide for the implementation of such plans as soon as practicable after the Closing. Subject to applicable Law, the Company will confer on a regular and reasonable basis with one or more representatives of Parent to report on operational matters and the general status of ongoing operations.

                  (c) Each party will promptly notify the other in writing in accordance with Section 9.5 of this Agreement if it becomes actually aware prior to Closing of the need to amend the Disclosure Schedule or the Parent Disclosure, as the case may be, regarding a representation, warranty, covenant or agreement on the part of the party providing the notification ("PRE-CLOSING AMENDMENT"). Any such notice of a Pre-Closing Amendment will be clearly and prominently labeled as a "Notice of Amendment " and will identify the section(s) of this Agreement that are the subject of the Pre-Closing Amendment and will describe the facts and circumstances constituting such amendment with reasonable particularity. Any Pre-Closing Amendment that a party discloses pursuant to this Section 4.7(c) may not be the basis for any indemnification Claim under Section 8 or the basis for asserting a post-Closing default or breach by such party.

         4.8 SUPPLEMENTS TO DISCLOSURE SCHEDULE. Prior to the Closing, the Shareholders will supplement or amend the Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of the Company or the Shareholders which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the date hereof of the representations and warranties of the Company or the Shareholders contained in Article 2 hereof in order to determine the fulfillment of the conditions set forth herein, the Disclosure Schedule will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Disclosure Schedule.

         4.9 PUBLIC ANNOUNCEMENTS. None of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that any of the parties hereto may at any time make any announcements that are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

         4.10 COVENANT NOT TO COMPETE; NON-SOLICITATION.

                  (a) In order that Parent may have and enjoy the benefit of the transactions contemplated in this Agreement, each of the Principal Shareholders covenants and agrees that, for a period of two years following the termination of such Principal Shareholder's employment agreement with the Company, such Principal Shareholder will not, and will not permit any of his agents or affiliated entities to, directly or indirectly, (i) engage in, (ii) have any ownership or equity interest exceeding 5% in any business, firm, corporation, joint venture or other entity engaged in, or (iii) consult with or assist any person or entity who or which is engaged in, any business that competes with the Business or Parent anywhere in North America; provided, however, that nothing in this Section 4.10 will prohibit any of the Principal Shareholders, following termination of employment, from providing one-on-one personal consulting services to less than fifty persons in an industry segment in which Parent or the Business competes, provided such persons have not been customers of Parent or the Business at any time after the date of this Agreement.

                  (b) The invalidity or unenforceability of any provision of this Section 4.10, in whole or by virtue of the following sentence in part, will not affect the validity or enforceability of any other provision of this Section 4.10 or of any other provision of this Agreement, all of which will to the full extent consistent with applicable law continue in full force and effect. In addition, if any provision of Subsection 4.10(a) will be adjudged to be excessively broad as to duration, geographical scope, activity or subject, the parties intend that such provision will be deemed modified to the minimum degree necessary to make such provision valid and enforceable under applicable law and that such modified provision will thereafter be enforced to the fullest extent possible. The Shareholders acknowledge that any violation of any of the provisions of Subsection 4.10(a) is likely to cause irreparable damage to Parent and it is agreed that Parent will be entitled to equitable relief, including injunction and specific performance, in the event of any violation of such provision.

                  (c) Each Shareholder agrees that, for a period of two years following the Closing Date, he will not, whether directly or indirectly, and he will not permit any of his affiliates to, solicit the employment of or employ any person who was as of the date of this Agreement or the Closing Date employed by or providing employment services to the Company.

         4.11 TAX MATTERS.

                  (a) The Shareholders will cause to be filed, on or prior to the due date thereof, all Tax Returns required to be filed by the Company for all Tax periods or portions thereof ending on or before the Closing Date (including Tax Returns filed after the Closing Date for pre-Closing Date periods); PROVIDED, HOWEVER, that the Company or Shareholders will not file any such Tax Returns, or other returns, elections, claims for refund or information statements with respect to any liabilities for Taxes (other than federal, state or local sales, use, property, withholding or employment tax returns or statements) for any Tax period without the prior written consent of Parent. Such Tax Returns will be prepared at the direction of the Shareholders and will be signed by the Shareholders.

                  (b) Parent will file (or cause to be filed) all Tax Returns of the Company for all Tax periods or portions thereof ending after the Closing Date. After the Closing Date, Parent, to the extent permitted by applicable laws, will have the right to amend, modify or otherwise change all Tax Returns of the Company for all Tax periods.

                  (c) Promptly after receipt by Parent of a written notice of any demand, claim or circumstance which, after the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation with respect to which indemnification may be sought by Parent or its Affiliates in respect of any matter concerning Taxes, but not including the receipt of a request for information ("ASSERTED TAX LIABILITY"), Parent will give written notice thereof (the "TAX CLAIM NOTICE") to the Shareholders.

                           (i) A Tax Claim Notice will contain factual
                  information (to the extent reasonable and available to Parent) generally describing the Asserted Tax Liability in question and will include copies of any notice or other document received from any taxing authority in respect of such Asserted Tax Liability. Failure by Parent to give Shareholders prompt notice of an Asserted Tax Liability will not reduce or otherwise affect Parent's right to seek indemnification hereunder; PROVIDED, HOWEVER, that if such failure to give prompt notice results in a material detriment to the Shareholders, then any amount that Parent otherwise may be entitled to as indemnification hereunder with respect to such Asserted Tax Liability will be reduced by the amount that is solely and directly attributable to such failure to give prompt notice.

                           (ii) In the event that the Shareholders have
                  furnished Parent with an opinion of independent tax counsel satisfactory to Parent to the effect that there is a reasonable basis for contesting an Asserted Tax Liability, then the Shareholders may elect to direct through counsel of their own choosing, and at their own expense, a compromise or contest, either administratively or in the courts, of any Asserted Tax Liability; PROVIDED, HOWEVER, that the foregoing will apply only if the Shareholders have, notwithstanding any other provision hereof to the contrary, acknowledged in writing an obligation to indemnify Parent in accordance with this Agreement with respect to such an Asserted Tax Liability, and PROVIDED FURTHER that Parent, in its sole and absolute discretion, may notify the Shareholders at any time that any such compromise or contest must be immediately terminated, in which case the foregoing obligation to make indemnity payments hereunder with respect to such Asserted Tax Liability will thereupon terminate.

                           (iii) If, in accordance with the foregoing, the
                  Shareholders elect to direct the compromise or contest of any Asserted Tax Liability, they will, within 30 calendar days after receiving the Tax Claim Notice with respect to such Asserted Tax Liability (or sooner if the nature of the Asserted Tax Liability so requires) notify Parent of their intent to do so, and Parent will cooperate, at the Shareholders' sole expense, in the compromise or contest of such Asserted Tax Liability.

                           (iv) The Shareholders may enter into a settlement
                  agreement with respect to or otherwise resolve any Asserted Tax Liability but only with the prior written consent of Parent, which consent may not unreasonably be withheld.

                           (v) In the event that, and in accordance with the
                  foregoing, the Shareholders attempt to compromise or contest any Asserted Tax Liability, Parent may participate at its own expense in all proceedings, either administratively or in the courts. For all purposes hereof, the right to participate in all proceedings, either administratively or in the courts, relating to an Asserted Tax Liability will include the right to attend and be kept fully informed of all such proceedings.

                           (vi) Notwithstanding any attempt to compromise or
                  contest any Asserted Tax Liability, Parent may reasonably determine not to release or disclose to the Shareholders or their advisors, representatives and agents any information relating to matters arising after the Closing Date that it determines is of a confidential nature, and such information, in the best interests of Parent, will not be disclosed to the Shareholders or the foregoing parties unless the Shareholders and the foregoing parties agree in writing to protect the confidential nature of such information and to use or disclose such information solely to the extent necessary to contest an Asserted Tax Liability.

                           (vii) The procedures set forth in this Section with
                  respect to matters concerning Taxes will apply in the event of any conflict between the provisions of this Section and those of Article 8.

                           (viii) Following the Merger, Parent and the Surviving
                  Corporation will, upon reasonable request, afford to the Shareholders and their authorized representatives reasonable access during normal business hours to the books, records and other data of or relating to the Surviving Corporation, and permit the Shareholders and their authorized representatives to make copies thereof at their own expense, with respect to periods or portions thereof ending prior to the Merger, to the extent that such access may be reasonably required by the Tax Return preparer to prepare the federal, state, local and foreign tax returns referred to in Section 4.11(a) or by the Shareholders to defend an Asserted Tax Liability.

                           (ix) The Parent agrees to retain all books and
                  records with respect to Tax matters pertinent to the Surviving Corporation until 90 days after the expiration of the relevant statute of limitations (and any extensions thereof) of the respective taxable periods or portions thereof ending on or prior to the Closing Date, and to abide by all record retention agreements entered into with any taxing authority.

                           (x) Notwithstanding any provision in this Section
                  4.11 to the contrary, the terms and conditions of Article 8 (to the extent not inconsistent with this Section 4.11) will apply to any indemnification obligation of the Shareholders with respect to the Tax matters described in this Section 4.11.

         4.12 REGISTRATION RIGHTS.

                  (a) If the Parent at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Parent Common Stock for sale to the public), it will give written notice to the Shareholders of its intention to do so and will give such notice not later than 20 days prior to the filing of any such registration statement. Upon the written request of any Shareholder, received by the Parent within 10 days after the giving of any such notice by the Parent, to register any of the Parent Common Stock held by such Shareholder that was issued as Stock Consideration ("REGISTRABLE SECURITIES"), the Parent will use its best efforts to cause the Registrable Securities as to which registration is so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Parent, all to the extent requisite to permit the sale or other disposition by such Shareholder (in accordance with its written request) of the Registrable Securities so registered ("PIGGY-BACK REGISTRATION RIGHTS"). The foregoing provisions notwithstanding, (i) the Parent may withdraw any registration statement referred to herein without thereby incurring any liability to the Shareholders; (ii) the inclusion of shares of the Registrable Securities under such Piggy-Back Registration Rights is subject to the cut-back provisions of sections 4.12(b) hereof; and (iii) the Piggy-Back Registration Rights will terminate one year following the Closing Date. The registration rights provided herein may not be assigned or transferred.

                  (b) If, in connection with a registration that involves an underwriting, the representative(s) of the underwriters advises the Parent in writing that marketing factors require a limitation on the number of securities to be included in such underwriting, the amount of Registrable Securities to be offered will be reduced (or eliminated entirely) to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the amount recommended by such representative(s) of the underwriters.

                  (c) If any registration pursuant to this Section 4.12 is underwritten in whole or in part, the Parent will so advise the Shareholders in writing. The right of any Shareholders to include the Registrable Securities in any underwritten registration pursuant to this Section 4.12 will be conditioned upon such Shareholder's participation in such underwriting and the inclusion of such

         Shareholder's shares in the underwriting. All Shareholders proposing to distribute their shares of Registrable Securities through such underwriting (together with the Parent and any other selling shareholders) will enter into an underwriting agreement in customary form with the underwriter or underwriters selected.

                  (d) In connection with each registration hereunder, the Shareholders will furnish to the Parent in writing such information with respect to itself and the proposed distribution by it as reasonably will be necessary in order to assure compliance with the Securities Act and other applicable federal and state securities laws. In addition, each Shareholder agrees that, following the effective date of a Piggy-Back Registration, for the period of time and to the extent reasonably requested by the Parent or the representative(s) of any underwriters, such Shareholder will not sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Parent held by it, directly or indirectly, except securities covered by the registration statement and transfers to donees who agree to be similarly bound.

                  (e) All expenses incurred by the Parent in complying with this
         Section 4.12, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Parent and independent public accountants for the Parent, fees and expenses, including counsel fees, incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance are called "REGISTRATION EXPENSES." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, are called "SELLING EXPENSES." The Parent will pay all Registration Expenses in connection with each registration statement relating to such Piggy-Back Registration Rights, provided that the participating sellers will pay the fees and expenses of their own counsel or accountants. All Selling Expenses in connection with each registration statement under this Section 4.12 will be borne by the participating sellers with respect to the number of shares sold by each.

         4.13 BOARD SEAT. The Parent will take such actions as may be reasonably necessary to cause Mr. Joseph Stumpf to be appointed as a member of the Parent's Board of Directors effective as of the Effective Time. Until the three-year anniversary of the Closing or the termination of Mr. Stumpf's employment with the Parent or the Company for cause, the Parent will take such actions as may be reasonably necessary to nominate and recommend a vote in favor of Mr. Stumpf or one person designated by the Shareholders for election as a member of the Parent's Board of Directors.

         4.14 INSOLVENCY; CEASE OF BUSINESS. In the event that Parent (i) files for protection under the federal bankruptcy laws, (ii) ceases to do business for a period of sixty (60) days or (iii) is determined by a court of competent jurisdiction to have breached its obligations under Section 1.7 and 1.8 of this Agreement, then (a) any Shareholder may elect to voluntarily terminate any employment and non-competition agreement between such Shareholder and the Company or Parent, in which case such Shareholder will not be subject to any continuing noncompetition obligation notwithstanding anything in such agreement to the contrary and (b) the Parent and the Company will take such actions and execute such documents as are necessary and appropriate to transfer to such Shareholder (subject to the rights of any other Shareholder) the tradename "By Referral Only" and all customer lists, trademark registrations or applications therefore and other materials relating to the By Referral Only business.

         4.15 SATISFACTION OF CONDITIONS PRECEDENT. Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that are reasonably necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                                   ARTICLE 5
          CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUBSIDIARY
          -------------------------------------------------------------

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Parent, of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company and the Shareholders contained in this Agreement, including without limitation in the Disclosure Schedule initially delivered to Parent as Exhibit 2.1 (and not including any changes or additions delivered to Parent pursuant to Section 4.7), will be true, complete and accurate as of the date when made and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

         5.2 PERFORMANCE. The Company and the Shareholders will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Shareholders on or prior to the Closing.

         5.3 REQUIRED APPROVALS AND CONSENTS.

                  (a) All action required by law and otherwise to be taken by the Shareholders to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken, and no holders of any capital stock of the Company will have validly exercised any dissenters' or appraisal rights available under the California Code.

                  (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Parent will have received copies thereof.

         5.4 AGREEMENTS AND DOCUMENTS. Parent and Merger Subsidiary will have received the following agreements and documents, each of which will be in full force and effect:

                  (a) an employment agreement in the form of Exhibit 5.4(a)(i) executed by Joseph Stumpf and in the form of Exhibit 5.4(a)(ii) executed by Terry Hunefeld.

                  (b) confidentiality, inventions, non-disclosure agreements in the form of Exhibit 5.4(b)(i) executed by Joseph Stumpf and Terry Hunefeld and in the form of Exhibit 5.4(b)(ii) executed by each other person reasonably required by the Parent.

                  (c) a legal opinion from Luce, Forward, Hamilton & Scripps LLP, counsel to the Company and the Shareholders, dated the Closing Date, substantially in the form and substance set forth as Exhibit 5.4(c) hereto.

                  (d) an opinion from Luce, Forward, Hamilton & Scripps LLP that the transactions contemplated by this Agreement qualify as a tax-free reorganization under Sections 368(a)(1)(A) and (a)(2)(D) of the Code.

                  (e) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.5, and 5.6 have been duly satisfied.

         5.5 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Parent, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

         5.6 LEGISLATION. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

         5.7 FINANCING. Parent will have received gross proceeds of $5,000,000 from a debt or equity financing (the "FINANCING").

         5.8 APPROPRIATE DOCUMENTATION. The Parent will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as Parent may reasonably request.

                                   ARTICLE 6
          CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS
          -------------------------------------------------------------

         Notwithstanding anything in this Agreement to the contrary, the obligation of the Company and the Shareholders to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Parent contained in this Agreement will be true, complete and accurate as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

         6.2 PERFORMANCE. The Parent will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent at or prior to the Closing.

         6.3 REQUIRED APPROVALS AND CONSENTS. All action required to be taken by the Board of Directors of Parent to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby will have been duly and validly taken and all material consents of, or from, all Authorities required to consummate the transactions contemplated herein, will have been obtained, and Shareholders will have received copies thereof.

         6.4 AGREEMENTS AND DOCUMENTS. Company and the Shareholders will have received the following agreements and documents, each of which will be in full force and effect:

                  (a) Employment and Non-Competition Agreements in the form of
         Exhibit 5.4(a) executed by Parent;

                  (b) A legal opinion from Oppenheimer Wolff and Donnelly LLP, counsel to Parent, dated the Closing Date, substantially in the form and substance set forth as Exhibit 6.4(b) hereto; and

                  (c) A certificate executed on behalf of Parent by its Chief Executive Officer confirming that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.5 have been duly satisfied.

         6.5 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a Material Adverse Effect on Parent's business, financial condition, prospects, assets or operations.

         6.6 LEGISLATION. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

         6.7 APPROPRIATE DOCUMENTATION. The Shareholders will have received, in a form and substance reasonably satisfactory to the Shareholders, dated as of the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 6 as the Shareholders may reasonably request.

         6.8 FINANCING. Parent will have received the Financing.


                                   ARTICLE 7
                           TERMINATION AND ABANDONMENT
                           ---------------------------

         7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the written consent of the Company and Parent.

         7.2 TERMINATION BY EITHER THE COMPANY OR PARENT. This Agreement may be terminated by either the Company or Parent if the Closing is not consummated by January 26, 2001 (provided that the right to terminate this Agreement under this Section 7.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

         7.3 TERMINATION BY PARENT. This Agreement may be terminated at any time prior to the Closing Date by Parent if: (i) the Company or the Shareholders have failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement required to be performed or complied with by the Company or the Shareholders prior to the Closing Date; (ii) any representation or warranty of the Company or any of the Shareholders contained in this Agreement is or becomes untrue or incorrect in any material respect (except for changes permitted by this Agreement and those representations which address matters only as of a particular date that remain true and correct as of such date).

         7.4 TERMINATION BY THE COMPANY. This Agreement may be terminated prior to the Closing Date by action of the Company if: (i) Parent or the Merger Subsidiary has failed to comply in any material respect with any of the covenants, conditions or agreements contained in this Agreement required to be performed on or complied with by Parent or the Merger Subsidiary prior to the Closing Date; or (ii) any representation or warranty of Parent or the Merger Subsidiary contained in this Agreement is or becomes untrue or incorrect in any material respect (except for changes permitted by this Agreement and those representations which address matters as of a particular date that remain true and correct as of such date). This Agreement may be terminated by the Company as of the Closing Date if Parent has not received the Financing.

         7.5 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Company or Parent pursuant to this Article 7, written notice thereof will be given to all other parties and this Agreement will terminate (except to the extent provided in Section 8.1 hereof) and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) Each of the parties will, upon request, redeliver all documents, workpapers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof, and except for such representations, warranties and covenants that will survive termination of this Agreement pursuant to Section 8.1; and

                  (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

                  (d) The Deposit will be released by the Escrow Agent in accordance with the provisions of the Escrow Agreement.

                                   ARTICLE 8
                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INVESTIGATION. The representations, warranties and covenants of each of the parties hereto will survive the Closing for a period of one year (1) year thereafter, except that the representations and warranties of the Company and the Shareholders contained in Section 2.15, 2.17 and 2.24 and the right of indemnification based on the Ballinger Litigation (defined below) will survive until the expiration of all applicable statutory of limitations periods. The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants, and obligations.

         8.2 INDEMNIFICATION BY THE COMPANY AND THE PRINCIPAL SHAREHOLDERS. The Company and the Principal Shareholders, jointly and severally, agree to indemnify Parent and the Merger Subsidiary and each of their respective shareholders, officers, directors, employees and agents (collectively, the "PARENT INDEMNITEES") from and against any and all losses, liabilities, obligations, demands, judgments, settlements, damages, or expenses (including, but not limited to, interest, penalties, fees, and reasonable professional fees and expenses) and against all claims in respect thereof (including, without limitation, amounts paid in settlement and costs of investigation) or diminution in value, whether or not involving a third-party claim (referred to in this Article 8 collectively as "LOSSES" or individually as a "LOSS") that any of the Parent Indemnitees may incur, directly or indirectly, as a result from or in connection with: (i) any untrue representation or breach of warranty by the Company or the Shareholders in any part of this Agreement; (ii) the breach of or nonfulfillment of any covenant, agreement or undertaking of the Company or the Shareholders in this Agreement, notice of which is given to the Company or the Shareholders, as applicable, on or prior to the relevant expiration date; (iii) any debt, liability or obligation, direct or indirect, known or unknown, fixed contingent or otherwise that relates to the Company and is based upon or arises from any act or omission, transaction, circumstance, state of facts or other condition occurring or existing on or before the Closing Date and not disclosed on the Most Recent Balance Sheet or on the Disclosure Schedule, whether or not then known, due or payable; (iv) any obligation for Taxes of the Company or the Shareholders for any period (or portion thereof) prior to the Closing Date; and

(v) any Legal Proceeding relating to Gerry Ballinger, the Estate of Gerry Ballinger, Money Making, Inc. or Knowledge Labs, Inc. (the "BALLINGER LITIGATION"). The Principal Shareholders acknowledge that if a representation or warranty that is qualified by materiality (including a Material Adverse Effect) is breached after giving effect to such materiality qualification then the Losses incurred by Parent resulting from such breach will include all Losses resulting from a breach of such representation or warranty and not solely the portion of such Losses in excess of such materiality qualifier. The Shareholders further acknowledge that upon the Closing, the Company will cease to have any indemnification obligations pursuant to this Section 8.2 and that the Principal Shareholders will bear such obligations and will have no right of contribution from the Company with respect to their indemnification obligations.

         8.3 INDEMNIFICATION BY PARENT.

                  (a) Parent agrees to indemnify, defend and hold the Shareholders harmless from and against any and all Loss or Losses that any of the Shareholders may incur, directly or indirectly, as a result from or in connection with: (i) any untrue representation of, or breach of warranty by, Parent or the Merger Subsidiary in any part of this Agreement; (ii) any nonfulfillment of any covenant, agreement or undertaking of Parent or the Merger Subsidiary in any part of this Agreement, notice of which is given to Parent on or prior to the relevant expiration date.

                  (b) After the Effective Time, Parent will indemnify and hold harmless any of the Shareholders and the heirs, executors and administrators of any such person, to the extent authorized or permitted by the Company's Articles of Incorporation or Bylaws or provided pursuant to the Florida Business Corporation Act in effect immediately prior to the Effective Time, against any Losses imposed upon or reasonably incurred by such person in his or her capacity as, or arising out of his status as, or because of his or her having been a director or officer of the Company at any time prior to the Effective Time, provided that in each such case, the act or omission giving rise to such Loss does not constitute a breach of any provision of this Agreement and such director or officer reasonably believed that he acted in the interest of the Company and did not violate his fiduciary duty to the Company. Such obligations shall apply to any action, suit or proceeding commenced or threatened before or after the Effective Time period.

         8.4 CLAIMS FOR INDEMNIFICATION.

                  (a) GENERAL. The parties intend that all indemnification claims be made as promptly as practicable by the party seeking indemnification (the "INDEMNIFIED PARTY"). Whenever any claim arises for indemnification hereunder the Indemnified Party will promptly notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of the claim and, when known, the facts constituting the basis for such claim. The failure to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent the Indemnifying Party demonstrates that the defense of such action is prejudiced thereby. The Parent will have the right to set-off any indemnification claims against amounts it owes, now or in the future, to the Shareholders, including without limitation the Retained Consideration, pursuant to the terms of this Agreement or any ancillary agreement, if any, entered into between the Parent and any Shareholder, except for amounts owing to the Shareholders as salary, bonuses or other compensation for employment with the Parent or the Company following the Merger.

                  (b) CLAIMS BY THIRD PARTIES. With respect to claims made by third parties, the Indemnifying Party will be entitled to assume control of the defense of such action or claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that:

                           (i) the Indemnified Party will be entitled to
                  participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                           (ii) no Indemnifying Party will consent to (A) the
                  entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim or (B) if, pursuant to or as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could materially interfere with the business, operations or assets of the Indemnified Party; and

                           (iii) if the Indemnifying Party does not assume
                  control of the defense of such claim in accordance with the foregoing provisions within three days after receipt of notice of the claim, the Indemnified Party will have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefore in accordance with this Article 8, provided that the Indemnified Party will not be entitled to consent to the entry of any judgment or enter into any settlement of such claim that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnifying Party of a release from all liability in respect of such claim without the prior written consent of the Indemnifying Party if, pursuant to or as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnifying Party or such judgment or settlement could materially interfere with the business, operations or assets of the Indemnifying Party.

                  (c) REMEDIES CUMULATIVE. The remedies provided herein will be cumulative and will not preclude assertion by any party of any rights or the seeking of any other remedies against any other party. The Shareholders hereby agree that they will not make any claim for indemnification against Parent or the Company by reason of the fact that any such Shareholder was a director, officer, employee, or agent of the Company or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Parent against such Shareholders (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law, or otherwise).

         8.5 LIMITATIONS ON INDEMNIFICATION. Except for the unconditional and unlimited indemnification obligations of the Shareholders with respect to the Ballinger Litigation, no party will be entitled to indemnification for any Losses arising out of matters referred to in Sections 8.2 or 8.3, as applicable, unless such Losses exceed $50,000, in which case the Indemnified Party will be entitled to indemnification for all such Losses. In addition, the indemnification obligations of the Shareholders pursuant to Section 8.2 will be limited to the return and cancellation of shares of Parent Common Stock issued to the Shareholders as the Stock Consideration, the value of which, for the purposes of satisfying the Shareholders' indemnification obligations, will based on the Average Closing Price of such shares as of the date the claim is settled or final judgment with no right of appeal is entered.

         8.6 TAX EFFECT AND INSURANCE. The liability of an Indemnifying Party with respect to any indemnification claim will be reduced by the tax benefit actually realized and any insurance proceeds actually received by the Indemnified Party as a result of any Losses upon which such indemnification claim is based, and will include any tax detriment actually suffered by the Indemnified Party as a result of such Losses. The amount of any such tax benefit or detriment will be determined by taking into account the effect, if any, and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and will otherwise be determined so that payment by the Indemnifying Party of the indemnification claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnified Party as economically whole as is reasonably practical with respect to the Losses upon which the indemnification claim is based.

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         9.1 EXPENSES. The Parent and the Company (including the Shareholders) will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

         9.2 AMENDMENT AND MODIFICATION. Subject to applicable Law, this Agreement may be amended or modified by the parties hereto at any time with respect to any of the terms contained herein; PROVIDED, HOWEVER, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

         9.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

         9.4 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

         9.5 NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other parties hereto in writing in accordance with this subsection.

If to the Company or any Shareholder to:   With a copy to:

By Referral Only, Inc.                     Luce, Forward, Hamilton & Scripps LLP
3038 Industry Street, #106.                600 West Broadway, Suite 2600
Oceanside, CA 92054                        San Diego, CA 92101
Attn: Joseph Stumpf                        Attn: Michael G. Fraunces
Fax: (760) 966-2806                        Fax: (619) 645-5302

or to such other person or address as either the Company or the Shareholders will furnish to the other parties hereto in writing in accordance with this subsection.

If to Parent to:                           With a copy to:

Entreport Corporation                      Oppenheimer Wolff & Donnelly LLP
2790 Business Park Drive, Suite B          500 Newport Center Drive, Suite 700
Vista, CA 92083                            Newport Beach, CA 92660
Attn: Deborah A. Ries                      Attn: Daniel K. Donahue
Fax: (760) 597-4817                        Fax: (949) 823-6040

or to such other person or address as Parent will furnish to the other parties hereto in writing in accordance with this subsection.

         9.6 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

         9.7 GOVERNING LAW. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of California (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

         9.8 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         9.9 HEADINGS. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

         9.10 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this "Agreement" or the "Agreement." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement, including, but not limited to, the letter of intent dated August 30, 2000. Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; PROVIDED, HOWEVER, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

         9.11 REMEDIES AND INJUNCTIVE RELIEF. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants in Article 4 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party will be entitled to injunctive relief against the threatened breach of Article 4 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof.

         Notwithstanding anything contained in this Agreement to the contrary, the Company and the Shareholders, on the one hand, and Parent and the Merger Subsidiary, on the other hand, will only have the right to make a claim against the other for damages (other than an indemnification claim pursuant to Article 8 herein) if the non-claiming party has willfully and materially breached any of its representations, covenants or agreements set forth in this Agreement. For purposes of this provision, a party will be deemed to have willfully breached any of its representations, covenants or agreements set forth in this Agreement if such party has intentionally and knowingly taken, or intentionally and knowingly failed to take, any action that causes a breach of any of its covenants or agreements set forth in this Agreement. No party hereto will be entitled to rescind this Agreement after the Closing.

         9.12 ARBITRATION. For any and all controversies or claims arising out of, resulting from or in any way related to this Agreement or any transactions provided for or contemplated herein, or the breach thereof, other than a claim for injunctive relief, or a claim for specific performance prior to the Closing Date, will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA") in effect at the time demand for arbitration is made by any party hereto. Notwithstanding any rule of the AAA to the contrary, any dispute submitted to arbitration pursuant to the terms of this Section 9.12 will be submitted to a single arbitrator mutually appointed by the parties hereto. In the event that the parties hereto cannot agree on a single arbitrator, then the dispute will be submitted to a panel of three arbitrators selected in accordance with the rules of the AAA. Persons eligible to serve as arbitrators will be members of the AAA Large, Complex Case Panel. Arbitration will occur in San Diego, California, or such other location as is unanimously agreed by the parties hereto. The arbitrators will conduct the arbitration with reasonable dispatch. The decision of all or a majority of the arbitrators will be final and binding upon the parties hereto. Each party to the arbitration will bear its own attorneys' fees and its share of the arbitration costs.

         9.13 DEFINITION OF MATERIAL ADVERSE EFFECT. "MATERIAL ADVERSE EFFECT" with respect to Parent or the Company means an individual or cumulative adverse change in or effect on the business, customers, customer relations, operations, properties, working capital, financial condition, assets, properties or liabilities taken as a whole that is reasonably expected to be materially adverse to the business, properties, working capital condition (financial or otherwise), assets, or liabilities of Parent or the Company taken as a whole or would prevent Parent or the Company or the Shareholders, as the case may be, from consummating the transactions contemplated hereby.

         9.14 DEFINITION OF KNOWLEDGE. "KNOWLEDGE" and the phrase "to the best knowledge" mean with respect to a person, actual knowledge, information and belief following reasonable investigation, and with respect to the Company or Parent, actual knowledge, information and belief of executive officers and directors following such reasonable investigation and review as reasonably prudent executive officers or directors would conduct in light of the prevailing facts and circumstances.






                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ENTREPORT CORPORATION                                BY REFERRAL ONLY, INC.


By:  /S/ DAVID D'ARCANGELO.                          By:  W. TERRY HUNEFELD
    --------------------------------                    ------------------------

                                                     Its:  VICE PRESIDENT
                                                         -----------------------





                                                     SHAREHOLDERS



                                                     /S/ W. TERRY HUNEFELD
                                                     ---------------------------



                                                     /S/ JOSEPH F. STUMPF
                                                     ---------------------------



                                                     /S/ RALPH CLARK
                                                     --------------------------





                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER